UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.
C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 4, 2023

Better For You Wellness, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56262	87 - 2903933
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1349 East Broad Street Columbus, OH	43205
(address of principal executive offices)	(zip code)

+1 (614) 368-9898
(registrant’s telephone number, including area code)

Not Applicable
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the
filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

“We”, “Us”, “The Issuer” and or “the Company” refer to Better For You Wellness, Inc., a Nevada Company.

Item 1.01. Entry into a Material Definitive Agreement.

On December 4, 2023, Better For You Wellness, Inc. (the "Company") entered into an Asset Purchase Agreement (the "APA") with The Ideation Lab, LLC (the "Sellers") to acquire the right, title, and interest in, including all of the assets of The Ideation Lab, LLC ("TIL") located in Columbus, Ohio, for the consideration and on the terms set forth in the APA. A list of inventory and equipment is listed in Exhibit A of the APA. The Company furthermore assumes none of the Sellers’ liabilities, entities, bank accounts, or specific equipment from the Sellers. Exhibit B of the APA provides a List of liabilities, entities, bank accounts, and specific equipment. The Sellers are a related party to the Company, having majority control of The Ideation Lab and the Company. The Terms of the APA the Company and Seller agree to a Three Million Dollar transaction in which the Company will issue 300,000 Series A Preferred Shares to Sellers. Each Series A Preferred Share has the voting rights of 1,000 votes, but unlike Common Shares, are not publicly traded.

The foregoing descriptions of the APA do not purport to be complete and are qualified in their entirety by reference to the full text of the APA, copies of the forms of which are filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

On September 18, 2023, Better For You Wellness, Inc. (the "Company"), entered into a Membership Interest Purchase Agreement (the "MIPA") with The Ideation Lab, LLC (the "Sellers") to acquire the right, title, and interest in, including all of the outstanding membership interests of The Ideation Lab, LLC ("TIL") located in Columbus, Ohio, for the consideration and on the terms set forth in the MIPA.

On December 4, 2023, the Company’s Board of Directors and the Sellers terminated MIPA. The Sellers are a related party to the Company, having majority control of both The Ideation Lab and the Company. The transaction was for purchasing the Company and all its divisions for Three Million Dollars in Series A Preferred Shares. The Company and Seller agreed to terminate the MIPA and pursue an Asset Purchase Agreement due to the treatment of the Sellers’ liabilities and the Sellers inability to secure a timely audit of two years of its financials. The registrant incurs no early termination penalties.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

NUMBER	EXHIBIT

10.1	Form of APA
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Portions of this report may constitute "forward-looking statements" as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company's performance is contained in the Company's filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Better For You Wellness, Inc.

Dated: December 5 , 202 3	/s/ Ian James
Ian James Chief Executive Officer